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                                                                     EXHIBIT 2.2


                                 FIRST AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER


     This First Amendment to Agreement and Plan of Merger (the "Amendment") is dated effective as of May 22, 1998 among Reaads Medical Products, Inc., a Delaware corporation (the "Company"), Corgenix Medical Corporation, a Nevada corporation (formerly known as Gray Wolf Technologies, Inc) ("Gray Wolf") and Gray Wolf Acquisition Corp., a Delaware corporation ("Gray Wolf Subsidiary"). This Amendment amends that certain Agreement and Plan of Merger entered into as of May 12, 1998 among the Company, Gray Wolf, and Gray Wolf Subsidiary (the "Merger Agreement"). Unless otherwise defined herein, capitalized terms used in this Amendment have the meanings given to them in the Merger Agreement.

                                    RECITALS

     Under Section 2(d)(vi) of the Merger Agreement, all 204,000 Company Common Shares outstanding at and as of the Effective Time will be converted into the right to receive 6,120,000 Merger Units, each Merger Unit consisting of one (1) Gray Wolf Common Share and one (1) Common Stock Purchase Warrant entitling the holder to purchase up to .3268 additional Gray Wolf Common Shares at an exercise price of $.001 per share (such warrant being referred to as the "Gray Wolf Anti-Dilution Warrant"), at an exchange ratio of thirty (30) Gray Wolf Merger Units for each one Company Common Share. The Parties hereby desire to remove the Gray Wolf Anti-Dilution Warrant from the Merger Consideration, and substitute therefor the "Gray Wolf Contingent Shares", as set forth in this Amendment. Accordingly, for good and valuable consideration, the Parties do hereby agree as follows:

                                    AGREEMENT

     1. AMENDMENT TO THE TERM "MERGER CONSIDERATION", SUBSTITUTING GRAY WOLF CONTINGENT SHARES FOR GRAY WOLF ANTI-DILUTION WARRANTS. The term "Merger Consideration" as defined at Section 2(d)(vi) of the Merger Agreement is hereby amended and restated in its entirety as follows:

     The term "Merger Consideration" shall mean, collectively, (a) 6,120,000 shares of Gray Wolf Common Shares plus (b) the contingent right to receive up to an additional 4,000,000 Gray Wolf Common Shares, on and subject to the provisions of Section 2 below (hereafter, the "Gray Wolf Contingent Shares"). The Merger Consideration shall be allotted to the aggregate 204,000 Company Common Shares to be outstanding at and as of the Closing in the following ratio: each one (1) Company Common Share shall be converted into the right to receive thirty (30) Gray Wolf Common Shares plus the contingent right to receive up to 19.6078 Gray Wolf Contingent Shares, on and subject to the provisions of Section 2 of this Amendment.

     2. ISSUANCE OF GRAY WOLF CONTINGENT SHARES. Gray Wolf Contingent Shares shall be issuable to Company Shareholders on and subject to the following conditions:

     (a) ISSUE EVENTS. Gray Wolf Contingent Shares shall be issued on each of the following events (each an "Issue Event"):

          (i) The exercise of one or more of the warrants which may be issued in connection with issuance of the Gray Wolf Preferred Shares (as described at Section 8 (a) of


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                the Merger Agreement) (hereafter, the "Gray Wolf Preferred
                Warrants"); or


          (ii) The conversion of one or more Gray Wolf Preferred Shares to Gray Wolf Common Shares; or

          (iii) On November 23, 1998.

     (b) PREFERRED SHARE CONVERSION OR WARRANT EXERCISE ISSUE EVENTS. Upon each occurrence of an Issue Event occurring after the Effective Time (excluding specifically the November 23, 1998 Issue Event), Gray Wolf shall issue Gray Wolf Contingent Shares to Company Shareholders, the number of shares to be issued being determined according to the following mathematical formula:

               [--         --]
               [   (a+b)     ]
     2,000,000 [ ----------- ] - d = Number of Gray Wolf Contingent Shares
               [  2,000,000  ]       Issuable
               [--         --]

     where:
          a = the number of Gray Wolf Common Shares issued on exercise of Gray Wolf Preferred Warrants to the date of the current Issue Event;
          b = the number of Gray Wolf Common Shares received upon conversion of Gray Wolf Preferred Shares to the date of the current Issue Event;
          d = the number of Gray Wolf Contingent Shares issued by Gray Wolf prior to the current Issue Event based on prior Issue Events OTHER THAN the November 23, 1998 Issue Event.

     (c) NOVEMBER 23, 1998 ISSUE EVENT. On November 23, 1998, Gray Wolf shall issue Gray Wolf Contingent Shares to Company Shareholders, the number of shares to be issued being determined according to the following mathematical formula:

                [--               --]
                [            m      ]
     4,000,000  [ 1 - ------------- ] - d' = Number of Gray Wolf Contingent
                [      $1,000,000   ]        Shares Issuable
                [--               --]

     where:
          m  = the dollar amount of Gray Wolf Preferred Shares sold through
               November 22, 1998;
          d' = the maximum number of Gray Wolf Common Shares issuable upon conversion of all Gray Wolf Preferred Shares issued prior to November 23, 1998 and exercise of all Gray Wolf Preferred Warrants issued prior to November 23, 1998.

     (d) Upon each occurrence of an Issue Event, the Gray Wolf Contingent Shares then issuable shall be issued and distributed to the Company Shareholders pro-rata based on their respective percentage ownership of Company Common Shares as of the Closing Date, as set forth on Exhibit A to this Amendment (identified as "REAADS Shareholders with Conversion and Exchange of REAADS
          Stock to Corgenix Stock").

     (c) Company Shareholders may not assign, sell, transfer, pledge or otherwise hypothecate or encumber their right to receive Gray Wolf Contingent Shares; provided that Company Shareholders may transfer their right to receive Gray Wolf Contingent Shares by will, gift and the laws of descent and intestacy.


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     (f)  Gray Wolf Contingent Shares will, when issued, be duly authorized, validly issued, fully paid and non-assessable.

     (g) The provisions of this Section 2 shall terminate on May 22, 2003; provided, that such termination shall not affect the obligation of Gray Wolf to issue and distribute to Company Shareholders any Gray Wolf Contingent Shares then issuable under this Section 2.

     3. Paragraph 8(c) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

     (c) SECURITIES ACT REGISTRATION. Within thirty (30) days after the Closing Date, Gray Wolf will file a Registration Statement to register the Gray Wolf Preferred Shares, the Warrants and the Gray Wolf Common Shares underlying and issuable upon conversion of the Gray Wolf Preferred Shares or exercise of the Warrants ("Underlying Shares") under the Securities Act on Form S-1, SB-2 or on another form appropriate for such registration, and use its best efforts to cause such registration to be declared effective as expeditiously as possible and in any event within a period of sixty (60) days thereafter.

     4. Paragraph 8(d) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

     (d) EXCHANGE ACT REGISTRATION. Within thirty (30) days after the issuance of an order by the United States Securities and Exchange Commission declaring effective the Registration Statement described in paragraph 8(c) of this Agreement, Gray Wolf will file a Registration Statement to register Gray Wolf under Section 12(g) of the Exchange Act on Form 10 or another form appropriate for such registration.

     5. Paragraph 8(e) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

     (e) NASDAQ SMALL CAP MARKET LISTING. Within five (5) days after the date that Gray Wolf first qualifies for listing on the Nasdaq Small Cap Market, Gray Wolf will file an application to list its Common Stock for trading on the Nasdaq Small Cap Market and cause such listing to be perfected with a period of thirty (30) days thereafter.

     6. EXTENSION OF CLOSING DATE. The date by which the Closing must occur shall be May 22, 1998 and references in Section 10(a)(ii) and 10(a)(iii) to May 15, 1998 are hereby amended to May 22, 1998.

     7. OTHER TERMS. Except as specifically set forth in this Amendment, all other terms and provisions of the Merger Agreement shall remain in full force and effect.


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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

GRAY WOLF TECHNOLOGIES, INC.



By:  /s/ Mike M. Mustafogler
   -------------------------------
Its: President
    ------------------------------


REAADS MEDICAL PRODUCTS, INC.



By:  /s/ Douglass T. Simpson
   -------------------------------
Its: President
    ------------------------------


GRAY WOLF ACQUISITION CORP.



By:  /s/ Mike M. Mustafogler
   -------------------------------
Its: President
    ------------------------------